EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the annual report of ESCO Technologies Inc. (the “Company”) on Form 10-K for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, V. L. Richey, Jr., Chairman, President and Chief Executive Officer of the Company, and G. E. Muenster, Senior Vice President and Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     Dated: November 29, 2007

/s/ V.L. Richey, Jr.
V.L. Richey, Jr.
Chairman, President and Chief Executive Officer

/s/ G.E. Muenster
G.E. Muenster
Sr. Vice President and Chief Financial Officer